Exhibit 99.1

For Immediate Release

Citigroup Inc. (NYSE: C)

October 15, 2009

CITIGROUP REPORTS THIRD QUARTER NET INCOME OF $101 MILLION

LOSS PER SHARE OF $0.27 INCLUDED $(0.18) IMPACT OF EXCHANGE OFFERS(1)

TANGIBLE COMMON EQUITY OF $102 BILLION, OR 10.3% OF RISK-WEIGHTED ASSETS

CITIGROUP REVENUES OF $20.4 BILLION

CITIGROUP MANAGED REVENUES OF $23.1 BILLION

CITICORP MANAGED REVENUES OF $14.8 BILLION

New York — Citigroup today reported net income for the third quarter 2009 of $101 million, and a $0.27 loss per share, based on an average 12.1 billion shares outstanding(2).  Third quarter revenues were $20.4 billion.  Results included $8.0 billion in net credit losses and an $802 million net loan loss reserve build.

During the third quarter, Citigroup completed its previously announced exchange offers.  This resulted in an $851 million after-tax gain, but also in a $3.1 billion reduction in income available to common shareholders, resulting in an incremental net $0.18 loss per share.  The reported loss per share also reflected preferred stock dividends, which did not affect net income but reduced income available to common shareholders by $288 million or $0.02 per share.

“This was an important quarter for us. The completion of the exchange offers and the significant actions taken during the last few quarters have created a strong foundation. With strong capital, strong liquidity and a strong franchise, we are looking forward.  We continue to execute steadily against our plan, and sustainable profitability remains our primary goal in the near term.  While consumer credit trends are improving in international markets, the U.S. consumer credit environment remains challenging,” said Vikram Pandit, Chief Executive Officer of Citigroup.

“Our Tier 1 and Tier 1 Common ratios ended the quarter at 12.7% and 9.1% respectively.  Our client franchise continues to perform well. Customer deposits grew $28 billion during the quarter, Securities and Banking has produced record year-to-date revenues and Global Transaction Services has produced record year-to-date net income and both had a solid third quarter.  We are also seeing increased customer activity in our Global Consumer business.”

“Looking forward, we will continue to focus on sustainable profitability and growth, repaying TARP and helping support America’s economic recovery.”

(1)

Impact of exchange offers defined as: (Gain on Extinguishment of Debt + Impact of Exchange Offer on Retained Earnings)/Average Common Shares Outstanding = ($851 million + $(3,055) million)/12.1 billion average shares = $(0.18).

(2)	At September 30, 2009, there were 22.9 billion common shares outstanding, reflecting completion of all stages of the exchange offers.

KEY ITEMS

•                  Citigroup revenues were $20.4 billion.  Managed revenues(3) were $23.1 billion.  Excluding a $1.4 billion gain from the impact of the exchange offers and the $11.1 billion Smith Barney gain on sale, managed revenues were stable versus the prior quarter.

•                  Citicorp revenues of $13.0 billion (managed revenues3 of $14.8 billion) included a negative $1.7 billion credit value adjustment (“CVA”).

•                  Citi Holdings revenues of $6.7 billion (managed revenues3 of $7.6 billion) included $1.5 billion of positive net revenue marks.

•                  Net credit losses remained elevated at $8.0 billion, but were down from $8.4 billion in the prior quarter.  Managed net credit losses(3) were $11.0 billion, down from $11.5 billion in the prior quarter.

•                  Net loan loss reserve build was $802 million, down from $3.9 billion in the prior quarter.

•                  The allowance for loan losses increased to $36.4 billion, or 5.9% of total loans.

•                  Completion of exchange offers resulted in an additional $64 billion of Tier 1 Common and $60 billion of Tangible Common Equity(4).  As a result, Tangible Common Equity and Tier 1 Common ratios improved during the third quarter to 10.3% and 9.1%, respectively.  Tier 1 Capital remained stable at 12.7%. Tangible book value per share was $4.47.

•                  Deposits were $833 billion, up $28 billion from the second quarter of 2009. Deposit growth was strong in both Transaction Services and Regional Consumer Banking.

•                  Citi Holdings assets declined $32 billion to $617 billion during the quarter and are now down $281 billion from peak levels in the first quarter 2008.

•                  Enhanced liquidity position — ended the quarter with $244 billion in cash and due from banks, and deposits with banks, up from $209 billion at June 30, 2009.

•                  Completed sales of Nikko Cordial Securities and Nikko Asset Management on October 1, 2009, which will result in a further approximate $25 billion decline in Citi Holdings assets in the fourth quarter of 2009.

•                  Completed more than 24,000 mortgage loan modifications during the quarter.  In addition, at the end of the quarter, Citigroup had more than 63,000 loans in the trial modification period under the Home Affordable Modification Program (“HAMP”).

(3)	Managed metrics are non-GAAP measures. See Appendix C for additional information on these metrics.
(4)	Tier 1 Common, Tangible Common Equity and related ratios are non-GAAP measures. See Appendix C for additional information on these metrics.

CITIGROUP THIRD QUARTER 2009 RESULTS

	Revenues			Income From Cont. Operations
(in millions of dollars, except per share amounts)	3Q’09	2Q’09	3Q’08	3Q’09	2Q’09	3Q’08
Citicorp
Regional Consumer Banking	5,675	5,605	6,109	615	217	446
Securities and Banking	4,893	6,872	7,345	755	1,867	2,238
Transaction Services	2,457	2,483	2,566	939	974	918
Total Citicorp	$13,025	$14,960	$16,020	$2,309	$3,058	$3,602

Citi Holdings
Brokerage and Asset Management	670	12,339	2,094	139	6,814	(57)
Local Consumer Lending	4,647	3,930	5,432	(2,099)	(4,193)	(2,285)
Special Asset Pool	1,377	(519)	(6,822)	142	(1,262)	(4,594)
Total Citi Holdings	$6,694	$15,750	$704	$(1,818)	$1,359	$(6,936)
Corporate/Other	$671	$(741)	$(466)	$102	$(30)	$(187)
Total Citigroup From Continuing Operations				$593	$4,387	$(3,521)
Discontinued Operations				(418)	(142)	613
Net income (loss) attributable to noncontrolling interest				74	(34)	(93)
Total Citigroup	$20,390	$29,969	$16,258	$101	$4,279	$(2,815)
Diluted Preferred Stock Dividends and Discount Accretion				288	1,279	119
Impact of Exchange Offer on Retained Earnings				(3,055)
Income Available to Common Shareholders				$(3,242)	$3,000	$(2,934)
Diluted EPS from Continuing Operations				$(0.23)	$0.51	$(0.72)
Diluted EPS				$(0.27)	$0.49	$(0.61)

Citigroup revenues were $20.4 billion, down from $30.0 billion in the prior quarter, which included an $11.1 billion gain from the Smith Barney transaction.  Managed revenues(3) were $23.1 billion, down from $33.1 billion in the prior quarter.  Third quarter managed revenues included a $1.4 billion gain from the extinguishment of debt associated with the exchange offers.  Excluding the impact of this gain and the Smith Barney transaction from the prior quarter, managed revenues were down 1% sequentially.

Citicorp revenues were $13.0 billion, down from $15.0 billion in the prior quarter.  Managed revenues(3) were $14.8 billion, down from $16.6 billion in the prior quarter.  Excluding the impact of negative net revenue marks in each quarter, managed revenues were down approximately 6% sequentially due primarily to declines in Securities and Banking revenue.

•                  Regional Consumer Banking revenues were $5.7 billion, up 1% sequentially.  Managed revenues(3) of $7.5 billion were up 3% from the prior quarter. Asia, EMEA and Latin America all showed sequential increases in revenues.  North America revenues were flat with the prior quarter, as increasing credit losses flowing through the securitization trusts offset increases in net interest revenue due to higher deposit and loan volumes.  North America managed revenues(3) were up 4% sequentially.  Average deposits were up 3% sequentially to $275 billion, primarily driven by growth in North America and Asia.  Investment AUMs increased 7% sequentially to $115 billion on improving markets and stronger investment sales, particularly in Asia.  Average retail banking loans increased 4% sequentially to $77.7 billion, while Citi-branded cards average managed loans3 were up about 2% to $112.7 billion.

•                  Securities and Banking revenues declined to $4.9 billion from $6.9 billion in the prior quarter, reflecting CVA of negative $1.7 billion.  Excluding the impact of CVA, revenues were $6.6 billion which compares to an equivalent of $7.7 billion in the prior quarter.  Investment banking revenues were $1.2 billion, flat with the prior quarter as an uptick in advisory revenue offset modest declines in debt underwriting.  The continued improvement in market liquidity, traditional seasonal factors and lower volatility in many markets resulted in diminished trading opportunities during the quarter, particularly in equity derivatives, credit, and securitized products.  Equity markets revenues were $446 million ($1.3 billion excluding CVA) versus $1.1 billion ($1.8 billion excluding CVA) in the prior quarter.  Fixed income markets revenues were $3.9 billion ($4.7 billion excluding CVA) versus $5.6 billion ($5.7 billion excluding CVA) in the prior quarter.

•                  Transaction Services revenues were $2.5 billion, in line with the prior quarter, as higher fees and higher deposits offset spread compression.   Average deposits and other customer liability balances increased $26 billion during the quarter to $314 billion.  End of period assets under custody increased by $0.7 trillion to $11.8 trillion.

Citi Holdings revenues were $6.7 billion versus $15.8 billion in the prior quarter, which included the $11.1 billion gain from the Smith Barney transaction.  Managed revenues(3) were $7.6 billion during the quarter, up 25% from the prior quarter excluding the Smith Barney gain, driven primarily by positive net revenue marks within the Special Asset Pool (see Appendix A).  The current quarter’s results include a $320 million pre-tax gain on the sale of Citigroup’s managed futures business to the Smith Barney JV.

Corporate/Other revenues were $671 million versus a $741 million loss in the prior quarter, primarily due to the $1.4 billion gain on debt extinguishment associated with the exchange offers.

CREDIT

Citigroup’s credit costs of $9.1 billion included net credit losses of $8.0 billion, a $0.8 billion net loan loss reserve build and $0.3 billion of policyholder benefits and claims.  Total credit costs were down 28% sequentially from $12.7 billion in the prior quarter.

•                 Net credit losses declined $386 million or 5% sequentially.  Citigroup consumer managed net credit losses(3) were $9.4 billion, down 3% sequentially, driven by lower losses in Retail Partner Cards and North America residential real estate in Citi Holdings.  The sequential decline in net credit losses in North America residential real estate primarily reflected a higher volume of trial loan modifications under the HAMP.  Loans in the trial modification period under the HAMP continue to remain delinquent even if the reduced payments agreed to under the program are made by the borrower.  So long as the required payments are being made, the loans are not charged off.  The decision to either charge off or record the loan as a successful modification is made only at the conclusion of the trial period.  During the quarter, the recognition of $100 million of net credit losses was deferred because the underlying mortgages were in the trial modification period under the HAMP; however the loan loss reserve was increased to offset this impact.  The impact of the HAMP also contributed to the $2.0 billion sequential increase in loans 90+ days past due in the North America residential real estate lending business.

•                  Outside North America, Citicorp consumer net credit losses were up 5% or $59 million sequentially, driven by increases in Latin America and EMEA.  Within Regional Consumer Banking, loans 90+ days past due declined across all regions.

•                  Total corporate net credit losses declined sequentially from $1.7 billion to $1.5 billion.

•                  Citigroup’s loan loss reserve build for the quarter was $3.1 billion lower than the prior quarter and consisted of a net build of $893 million for consumer loans, and a net release of $91 million for corporate loans.  The corporate loan portfolio declined by $13 billion in the third quarter, and overall credit characteristics of this portfolio stabilized.  While the consumer loan loss reserve build was lower than the second quarter of 2009, the months of concurrent coverage increased to 13.3 from 12.7 sequentially.

•                  Citigroup’s total allowance for loan losses was $36.4 billion, up from $35.9 billion in the prior quarter, while its total allowance for loan losses increased to 5.9% of total loans from 5.6% in the prior quarter.

EXPENSES

Citigroup’s operating expenses were $11.8 billion, down from $12.0 billion in the prior quarter.  Quarterly operating expenses were down $3.8 billion from the fourth quarter of 2007, reflecting ongoing reengineering efforts and divestitures of noncore businesses.

TAXES

Citigroup’s tax provision for the quarter was a $1.1 billion benefit reflecting a higher proportion of income earned and indefinitely reinvested in countries with relatively lower tax rates as well as a higher proportion of income from tax advantaged sources.

DISCONTINUED OPERATIONS

Discontinued operations net loss was $418 million versus a net loss of $142 million in the prior quarter.

NET INCOME

Citigroup’s net income was $101 million versus $4.3 billion in the second quarter.  Excluding the Smith Barney gain on sale, net income was up $2.5 billion sequentially, benefitting from lower credit costs and the gain on debt extinguishment associated with the exchange offers.

•                 Citicorp’s income from continuing operations was $2.3 billion, down $0.7 billion from the prior quarter, due primarily to a higher negative CVA and lower Securities and Banking revenues, partially offset by decreases in credit costs and a lower effective tax rate.

•                 Citi Holdings’ loss from continuing operations was $1.8 billion, versus a loss of $5.3 billion in the prior quarter excluding the Smith Barney gain on sale, driven by lower credit costs and  positive net revenue marks.

BALANCE SHEET

•                 Total assets were $1.9 trillion, up 2% from the prior quarter primarily reflecting growth in cash and due from banks, and deposits with banks, partially offset by declining loans and securities.

Vikram Pandit, Chief Executive Officer, and John Gerspach, Chief Financial Officer, will host a conference call today at 11:00 AM (EDT).  A live webcast of the presentation, as well as financial results and presentation materials, will be available at http://www.citigroup.com/citi/fin.  A replay of the webcast will be available at http://www.citigroup.com/citi/fin/pres.htm.  Dial-in numbers for the conference call are as follows: (877) 700-4194 in the U.S.; (706) 679-8401 outside of the U.S.  The passcode for all numbers is 28581886.

Citi, the leading global financial services company, has approximately 200 million customer accounts and does business in more than 140 countries. Through Citicorp and Citi Holdings, Citi provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Additional information may be found at www.citigroup.com or www.citi.com.

Additional financial, statistical, and business-related information, as well as business and segment trends, is included in a Financial Supplement.  Both the earnings release and the Financial Supplement are available on Citigroup’s website at www.citigroup.com or www.citi.com.

Certain statements in this document are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from those included in these statements due to a variety of factors.  More information about these factors is contained in Citigroup’s filings with the Securities and Exchange Commission.

Contacts:
Press:	Jon Diat:	(212) 793-5462	Equity Investors:	John Andrews	(212) 559-2718
	Stephen Cohen:	(212) 793-0181	Fixed Income Investors:	Ilene Fiszel Bieler	(212) 559-5091

CITIGROUP

STATEMENT OF INCOME

	3Q	2Q	3Q	YoY	QoQ
(in millions of dollars, except per share amounts)	2009	2009	2008	Change	Change
Revenues
Net interest revenue	$11,998	$12,829	$13,404	(10)%	(6)%
Non-Interest revenue	8,392	17,140	2,854	NM	(51)%
Total revenues, net of interest expense	20,390	29,969	16,258	25%	(32)%

Provisions for Credit Losses and for Benefits and Claims
Net Credit Losses	7,969	8,355	4,920	62%	(5)%
Credit Reserve Build / (Release)	802	3,878	4,023	(80)%	(79)%
Provision for loan losses	8,771	12,233	8,943	(2)%	(28)%
Provision for Benefits & Claims	324	308	274	18%	5%
Provision for unfunded lending commitments	—	135	(150)	NM	NM
Total provisions for credit losses, benefits and claims	9,095	12,676	9,067	—	(28)%

Total operating expenses	11,824	11,999	14,007	(16)%	(1)%

Income (Loss) from Continuing Operations before Income Taxes	(529)	5,294	(6,816)	(92)%	NM
Provision (benefits) for income taxes	(1,122)	907	(3,295)	(66)%	NM

Income (Loss) from Continuing Operations	593	4,387	(3,521)	NM	NM
Income (Loss) from Discontinued Operations, net	(418)	(142)	613	NM	NM
Net Income (Loss) attributable to noncontrolling Minority Interests (Minority Interest)	74	(34)	(93)	NM	NM
Citigroup’s Net Income (Loss)	$101	$4,279	$(2,815)	NM	NM

Diluted Earnings Per Share:
Income (Loss) from Continuing Operations	$(0.23)	$0.51	$(0.72)
Citigroup’s Net Income (Loss)	$(0.27)	$0.49	$(0.61)
Shares (in millions):
Average Basic	12,104.3	5,399.5	5,341.8
Average Diluted	12,216.0	5,967.8	5,831.1
Common Shares Outstanding, at period end	22,863.9	5,507.7	5,449.5

Return on Common Equity	(12.2)%	14.8%	(12.2)%

CITIGROUP

BALANCE SHEET

	September 30,	June 30,	September 30,	YoY	QoQ
(in millions of dollars, except per share amounts)	2009	2009	2008	Change	Change
Assets
Cash and deposits with banks	$244,212	$209,492	$141,696	72%	17%
Fed funds sold and securities borr’d or purch under agree. to resell	197,357	179,503	225,409	(12)%	10%
Brokerage receivables	34,667	34,598	80,532	(57)%	—
Trading account assets	340,697	325,037	457,462	(26)%	5%
Total Investments	261,890	266,757	205,731	27%	(2)%
Loans
Consumer	441,491	447,652	498,349	(11)%	(1)%
Corporate	180,720	194,038	218,606	(17)%	(7)%
Allowance for loan losses	(36,416)	(35,940)	(24,005)	52%	1%
Total loans, net	585,795	605,750	692,950	(15)%	(3)%
Goodwill & Intangibles	40,608	42,446	63,126	(36)%	(4)%
Other (including assets from Disc. Ops.)	183,373	184,950	183,225	—	(1)%
Total assets	$1,888,599	$1,848,533	$2,050,131	(8)%	2%

Liabilities
Total U.S. Deposits	322,316	311,430	277,117	16%	3%
Total International Deposits	510,287	493,306	503,226	1%	3%
Total deposits	832,603	804,736	780,343	7%	3%
Fed funds purch and securities loaned or sold under agree. to repurch.	178,159	172,016	250,419	(29)%	4%
Brokerage payables	57,672	52,696	117,536	(51)%	9%
Trading account liabilities	130,540	117,512	168,421	(22)%	11%
Short-term borrowings	64,731	101,894	104,855	(38)%	(36)%
Long-term debt	379,557	348,046	393,097	(3)%	9%
Other (including liabilities of Disc. Ops.)	102,388	97,465	105,936	(3)%	5%
Total liabilities	$1,745,650	$1,694,365	$1,920,607	(9)%	3%

Total Citigroup stockholders’ equity	$140,842	$152,302	$126,062	12%	(8)%
Noncontrolling Minority Interests (Minority Interest)	2,107	1,866	3,462	(39)%	13%
Total equity	142,949	154,168	129,524	10%	(7)%
Total liabilities and equity	$1,888,599	$1,848,533	$2,050,131	(8)%	2%

Financial Ratios:
Tier 1 Capital Ratio	12.7%	12.74%	8.19%
Total Capital Ratio	16.6%	16.62%	11.68%
Leverage Ratio	6.9%	6.92%	4.70%

Book Value Per Share	$6.15	$14.16	$18.10

CITI HOLDINGS

STATEMENT OF INCOME AND BALANCE SHEET SUMMARY

	3Q	2Q	3Q	YoY	QoQ
(In millions of dollars, except per share amounts)	2009	2009	2008	Change	Change
Revenues
Net interest revenue	$8,435	$8,445	$8,316	1%	(0)%
Non-Interest revenue	4,590	6,515	7,704	(40)%	(30)%
Total revenues, net of interest expense	13,025	14,960	16,020	(19)%	(13)%

Provisions for Credit Losses and for Benefits and Claims
Net Credit Losses	1,718	1,560	1,317	30%	10%
Credit Reserve Build / (Release)	465	1,165	799	(42)%	(60)%
Provision for loan losses	2,183	2,725	2,116	3%	(20)%
Provision for Benefits & Claims	14	15	—	NM	(7)%
Provision for unfunded lending commitments	—	83	(80)	NM	NM
Total provisions for credit losses and for benefits and claims	2,197	2,823	2,036	8%	(22)%

Total operating expenses	8,181	7,849	8,948	(9)%	4%

Income (Loss) from Continuing Operations before Income Taxes	2,647	4,288	5,036	(47)%	(38)%
Provision (benefits) for income taxes	338	1,230	1,434	(76)%	(73)%

Income (Loss) from Continuing Operations	2,309	3,058	3,602	(36)%	(24)%
Net Income (Loss) attributable to noncontrolling Minority Interests (Minority Interest)	25	3	16	56%	733%
Citicorp’s Net Income	$2,284	$3,055	$3,586	(36)%	(25)%

Balance Sheet Data (in billions):

Total EOP Assets	$1,014	$984	$1,158	(12)%	3%

Average Assets	$1,032	$1,003	$1,175	(12)%	3%

CITI HOLDINGS

STATEMENT OF INCOME AND BALANCE SHEET SUMMARY

	3Q	2Q	3Q	YoY	QoQ
(In millions of dollars, except per share amounts)	2009	2009	2008	Change	Change
Revenues
Net interest revenue	$4,024	$4,495	$5,766	(30)%	(10)%
Non-interest revenue	2,670	11,255	(5,062)	NM	(76)%
Total revenues, net of interest expense	6,694	15,750	704	NM	(57)%

Provisions for Credit Losses and for Benefits and Claims
Net Credit Losses	6,250	6,795	3,603	73%	(8)%
Credit Reserve Build / (Release)	338	2,711	3,224	(90)%	(88)%
Provision for loan losses	6,588	9,506	6,827	(4)%	(31)%
Provision for Benefits & Claims	310	294	273	14%	5%
Provision for unfunded lending commitments	—	52	(70)	NM	NM
Total provisions for credit losses and for benefits and claims	6,898	9,852	7,030	(2)%	(30)%

Total operating expenses	3,202	3,827	5,136	(38)%	(16)%

Income (Loss) from Continuing Operations before Income Taxes	(3,406)	2,071	(11,462)	(70)%	NM
Provision (benefits) for income taxes	(1,588)	712	(4,526)	(65)%	NM

Income (Loss) from Continuing Operations	(1,818)	1,359	(6,936)	(74)%	NM
Net Income (Loss) attributable to noncontrolling Minority Interests (Minority Interest)	49	(37)	(109)	NM	NM
Citi Holding’s Net Income (Loss)	$(1,867)	$1,396	$(6,827)	(73)%	NM

Balance Sheet Data (in billions):

Total EOP Assets	$617	$649	$775	(20)%	(5)%

Total EOP Deposits	$90	$88	$83	5%	2%

CITIGROUP

Results by Segment and Region

	Revenues			Income From Continuing Ops.
(In millions of dollars)	3Q’09	2Q’09	3Q’08	3Q’09	2Q’09	3Q’08

North America
Regional Consumer Banking	$1,754	$1,761	$1,472	$163	$(15)	$(44)
Securities and Banking	1,312	1,898	4,018	(77)	3	1,340
Transaction Services	643	656	540	152	181	94
Total North America	$3,709	$4,315	$6,030	$238	$169	$1,390

EMEA
Regional Consumer Banking	$415	$394	$498	$(23)	$(110)	$31
Securities and Banking	2,198	2,555	1,395	548	746	102
Transaction Services	845	860	953	308	350	348
Total EMEA	$3,458	$3,809	$2,846	$833	$986	$481

Latin America
Regional Consumer Banking	$1,826	$1,819	$2,300	$29	$70	$102
Securities and Banking	703	1,046	469	216	522	227
Transaction Services	337	340	378	148	150	159
Total Latin America	$2,866	$3,205	$3,147	$393	$742	$488

Asia
Regional Consumer Banking	$1,680	$1,631	$1,839	$446	$272	$357
Securities and Banking	680	1,373	1,463	68	596	569
Transaction Services	632	627	695	331	293	317
Total Asia	$2,992	$3,631	$3,997	$845	$1,161	$1,243

Total Citicorp	$13,025	$14,960	$16,020	$2,309	$3,058	$3,602

Citi Holdings	$6,694	$15,750	$704	$(1,818)	$1,359	$(6,936)

Corporate / Other	$671	$(741)	$(466)	$102	$(30)	$(187)

Total Citigroup	$20,390	$29,969	$16,258	$593	$4,387	$(3,521)

Appendix A

SUMMARY OF REVENUE MARKS

CITICORP — SECURITIES AND BANKING

(In millions of dollars)	3Q’09	2Q’09	3Q’08
Private equity and equity investments	79	11	(50)
Mark-to-market and impairments on Alt-A mortgages(1)	142	99	(221)
Mark-to-market on commercial real estate positions(1)	20	(32)	130
CVA on Citigroup Liabilities at Fair Value Option	(955)	(1,452)	1,526
CVA on derivative positions, excluding monoline insurers(2)	(722)	597	1,178
Total Revenue Marks	$(1,436)	$(776)	$2,563
Non-Credit Accretion	—	—	—
Net Revenue Marks	$(1,436)	$(776)	$2,563

(1) Net of hedges.  (2) Includes Private Bank

CITI HOLDINGS

(In millions of dollars)	3Q’09	2Q’09	3Q’08
Mark-to-market on sub-prime related direct exposures(1)	$1,967	$613	$(394)
Private Equity and equity investments(2)	(20)	(37)	(430)
CVA related to exposure to monoline insurers	(61)	157	(920)
Mark-to-market and impairments on Alt-A mortgages(3,5)	(196)	(390)	(932)
Mark-to-market and impairments on highly leveraged finance commitments(4)	(24)	(237)	(792)
Mark-to-market on commercial real estate positions(5,6)	(594)	(354)	(649)
Mark-to-market on ARS proprietary positions	—	—	(166)
Mark-to-market on SIV assets	(40)	50	(2,004)
CVA on Citigroup Liabilities at Fair Value Option	(64)	(156)	—
CVA on derivative positions, excluding monoline insurers	43	804	(64)
Total Revenue Marks	$1,011	$451	$(6,351)
Non-Credit Accretion	502	501	—
Net Revenue Marks	$1,513	$952	$(6,351)

Revenue marks booked to the Special Asset Pool (SAP), unless otherwise footnoted.

(1) Net of impact from hedges against direct subprime ABS CDO super senior positions.  (2) 3Q’09: $(28) million booked in BAM, $8 million in SAP.  (3) Net of hedges.  (4) Net of underwriting fees.  (5) Excludes positions in SIVs.  (6) 3Q’09: $(7) million booked in BAM, $(587) million in SAP.

Appendix B

SUMMARY OF PRESS RELEASE DISCLOSED ITEMS

3Q’09 (In millions of dollars)	Pre-tax Impact	After-tax Impact	Income Statement Line	Segment/Region
Gain from TruPS Exchange Into Common(1)	$1,382	$851	Revenues	Corp/Other
Gain on Sale of Managed Futures(2)	320	159	Revenues	Citi Holdings Brokerage and Asset Management

(1)          Gain from the extinguishment of debt associated with the trust preferred securities held by public investors

(2)          Gain on sale of Managed Futures business to the Morgan Stanley Smith Barney JV

2Q’09 (In millions of dollars)	Pre-tax Impact	After-tax Impact	Income Statement Line	Segment/Region
Smith Barney Gain on Sale	$11,078	$6,722	Revenues	Citi Holdings Brokerage and Asset Management
IRS Audit Tax Benefit	NA	163	Tax	Various(1)/Discontinued Operations

(1)  IRS Tax Audit Benefit: $34 Discontinued Operations, $48 Local Consumer Lending, $27 Transaction Services, $27 Securities and Banking,  $24 Regional Consumer Banking, $4 Corporate/Other

3Q’08 (In millions of dollars)	Pre-tax Impact	After-tax Impact	Income Statement Line	Segment/Region
ARS Settlement(1)	$(712)	$(472)	Revenues/Expenses	Securities and Banking/North America, Brokerage and Asset Management
Repositioning Charges	(458)	(288)	Expenses	All Citigroup
CitiStreet Gain on Sale	347	222	Revenues	Citi Holdings Brokerage and Asset Management
Germany Hedging and Tax Benefit	330	492	Revenues	Discontinued Operations

(1)          Write-downs and expenses related to the Auction Rate Securities settlement.  50% allocated to Securities and Banking, 50% to Brokerage and Asset Management

Appendix C

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

1)              Citigroup Managed Revenues

2)              Citicorp Managed Revenues

3)              Citi Holdings Managed Revenues

4)              Citigroup Managed Consumer Net Credit Losses

5)              Regional Consumer Banking Managed Revenues

6)              Regional Consumer Banking — North America Card managed net credit losses

7)              Citi-branded Cards Average Managed Loans

8)              Tangible Common Equity and Related Ratios

9)              Tier 1 Common and Related ratios

Reconciliation of the aforementioned non-GAAP to the most directly comparable GAAP measure follows:

	3Q	2Q
($ in millions)	2009	2009

Citigroup GAAP Revenues, net of Interest Expense	$20,390	$29,969
Excluding the impact of securitizations — Citicorp	1,800	1,644
Excluding the impact of securitizations — Citi Holdings	952	1,482
Citigroup Managed Revenues	$23,142	$33,095

Citicorp GAAP Revenues, net of Interest Expense	$13,025	$14,960
Excluding the impact of securitizations	1,800	1,644
Citicorp Managed Revenues	$14,825	$16,604

Citi Holdings GAAP Revenues, net of Interest Expense	$6,694	$15,750
Excluding the impact of securitizations	952	1,482
Citi Holdings Managed Revenues	$7,646	$17,232

Citigroup GAAP Net Credit Losses	$7,969	$8,355
Excluding the impact of securitizations — Citicorp	1,876	1,837
Excluding the impact of securitizations — Citi Holdings	1,137	1,278
Citigroup Managed Credit Losses	$10,982	$11,470

Citigroup Consumer GAAP Net Credit Losses	$6,428	$6,607
Excluding the impact of securitizations — Citicorp	1,876	1,837
Excluding the impact of securitizations — Citi Holdings	1,137	1,278
Citigroup Consumer Managed Credit Losses	$9,441	$9,722

Regional Consumer Banking GAAP Revenues, net of Interest Expense	$5,675	$5,605
Excluding the impact of securitizations	1,800	1,644
Regional Consumer Banking Managed Revenues	$7,475	$7,249

GAAP Citi-branded Cards Revenues — North America	$684	$806
Excluding the impact of securitizations	1,800	1,644
Non-GAAP Citi-branded Cards Managed Revenues — North America	$2,484	$2,450

	Preliminary
(in millions of dollars, except ratios)	September 30, 2009	June 30, 2009

Citigroup’s Total Stockholders’ Equity	$140,842	$152,302
Less:
Preferred Stock	312	74,301
Common Equity	140,530	78,001
Less:
Goodwill – as reported	25,423	25,578
Intangible Assets (other than MSR’s) – as reported	8,957	10,098
Goodwill and Intangible Assets – related to Assets on Discontinued Operations Held For Sale	3,856	3,618
Goodwill and Intangible Assets – related to Assets Held for Sale	1,377
Less: Related Net Deferred Tax Liabilities	1,381	1,296
Tangible Common Equity (TCE)	$102,298	$40,003
Risk-Weighted Assets (RWA) under “Components of Capital Under Regulatory Guidelines”	$990,000	$995,414

TCE Ratio (TCE/RWA)	10.3%	4.0%

Preliminary
September 30, 2009
Tangible Book Value Per Share
Citigroup’s Tangible Common Equity Per Above	$102,298
Common Shares Outstanding at Quarter-end	22,863.9
Book Value Per Share (Common Equity / Common Shares Outstanding)	$6.15
Tangible Book Value Per Share
(Tangible Common Equity / Common Shares Outstanding)	$4.47

Preliminary
September 30,
In millions of dollars, except ratios	2009
Tier 1 Common
Citigroup common stockholders’ equity	$140,530
Less: Net unrealized gains (losses) on securities available-for-sale, net of tax (1)	(4,242)
Less: Accumulated net losses on cash flow hedges, net of tax	(4,177)
Less: Pension liability adjustment, net of tax (2)	(2,619)
Less: Cumulative effect included in fair value of financial liabilities attributable to credit worthiness, net of tax (3)	1,862
Less: Disallowed deferred tax assets (4)	21,917
Less: Intangible assets:
Goodwill	26,436
Other disallowed intangible assets	10,179
Other	(892)
Total Tier 1 Common	$90,282

Qualifying perpetual preferred stock	312
Qualifying mandatorily redeemable securities of subsidiary trusts	34,403
Non-controlling interests in subsidiaries	1,288
Total Tier 1 Capital	$126,285

Risk-Weighted Assets under Federal Reserve Board Capital Regulatory Guidelines (RWA)	$990,000

Tier 1 Capital Ratio (Total Tier 1 Capital / RWA)	12.7%

Tier 1 Common Ratio (Total Tier 1 Common / RWA)	9.1%

(1) Tier 1 Capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 Capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

(2) The Federal Reserve Board granted interim capital relief for the impact of adopting SFAS 158.

(3) The impact of including Citigroup’s own credit rating in valuing liabilities for which the fair value option has been elected is excluded from Tier 1 Capital, in accordance with regulatory risk-based capital guidelines.

(4) Of Citi’s approximately $38 billion of net deferred tax assets at September 30, 2009, approximately $13 billion of such assets were includable without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $22 billion of such assets exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets,” were deducted in arriving at Tier 1 Capital. Citi’s other approximately $3 billion of net deferred tax assets at September 30, 2009 primarily represented the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.